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                        [LETTERHEAD OF PROTEIN POLYMER]

                                                           FOR IMMEDIATE RELEASE
CONTACTS:
Aron Stern
Vice President, Finance
Gwen Como
Director, Investor Relations
(619) 558-6064


       PROTEIN POLYMER ANNOUNCES THE COMPLETION OF PRIVATE PLACEMENT OF
                   COMMON STOCK WITH J&J AND OTHER INVESTORS

  J&J'S INVESTMENT RELATED TO PREVIOUSLY ANNOUNCED EXTENSION OF COLLABORATION
   WITH ETHICON TO DEVELOP AND COMMERCIALIZE SURGICAL WOUND CLOSURE PRODUCTS

     SAN DIEGO, January 7, 1997 -- Protein Polymer Technologies, Inc. (NASDAQ-
PPTI), today announced the completion of a $4,760,000 private placement of 1,904,000 shares of PPTI Common stock with Johnson & Johnson Development Corporation (JJDC), and other institutional investors. The investors paid $2.50 per share of common stock. JJDC's equity investment was related to an earlier announcement of an extension of the collaboration between Ethicon, Inc., a subsidiary of Johnson & Johnson, and PPTI to jointly develop and commercialize surgical tissue adhesives and sealants for wound closure and related surgical applications.

     The shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements; however the Company has agreed with the investors to file a registration statement with the SEC later this month to register any resales of the shares. Any offering relative to such resales will be made only by means of a prospectus.

     In an unrelated matter, the Company announced that it has retained the investment banking firm of Hambrecht & Quist LLC as its financial advisor to aid the Company in a review of its strategic operating and financial goals.

     Protein Polymer Technologies, Inc. is a development stage biomaterials company focused on tissue repair and drug delivery. In addition to tissue adhesives and sealants, other products being developed include materials for wound healing and tissue augmentation, surgical adhesion barriers, and drug delivery devices. PPTI also markets a line of protein polymer-activated cell culture products under the trade names of ProNectin/R/ and SmartPlastic/TM.

                                 Exhibit 99.4